Exhibit 10.6

DEED OF AMENDMENT TO EMPLOYMENT CONTRACT

THIS DEED OF AMENDMENT (this “Deed”) is made on April 30, 2025

BETWEEN

(1)	Water CHEUNG Chung Wing, with HKID D405175(1) (“Employee”); and

(2)	StormHarbour Securities (Hong Kong) Limited, a company incorporated under the laws of the Hong Kong with business registration number 51313171 whose registered office is at 5/F, Manulife Place, 348 Kwun Tong Road, Kowloon, Hong Kong (“Company”).

(3)	Sibo Holding Limited, a company incorporated under the laws of the Cayman Islands with business registration number 345846 whose registered office is at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (“Sibo”).

(The Employee, the Company, and Sibo are each referred to as a “Party” and collectively, the “Parties”.)

WHEREAS,

(A)	This Deed is supplemental to the Letter Agreement dated 16 January 2010 between the Employee and the Company (the “Agreement”), as amended by the Amendment Letter dated 16 January 2010 and as further amended by the Amendment Letter dated 27 August 2015 (the “Amendment Letters”). The Company is an indirectly, wholly owned subsidiary of Sibo.

(B)	The Company and the Employee intend to amend the Agreement and the Amendment Letters pursuant to the terms and conditions of this Deed and Sibo agrees to be bound by such terms and conditions to the extent they apply to or affect Sibo.

(C)	It is intended by the Parties that this document will take effect as a deed despite the fact that a Party may only execute this Deed under hand.

THIS DEED WITNESSES THE FOLLOWING:

AMENDMENTS TO AGREEMENT

1.	The Company and the Employee hereby agree to replace the first paragraph of the section headed “Notice of Termination and Garden Leave” of the Agreement in its entirety by the following:

Notice of Termination and Garden Leave

Without prejudice to the Company’s right to terminate your employment for Cause, either party may terminate your employment at any time after the Probation Period (as defined below) by giving not less than one month prior written notice to the other party. Either party may, in its sole discretion, terminate your employment with immediate effect by making a payment in lieu of notice (or in lieu of the balance of any unexpired portion of your notice period) to the other party, calculated in accordance with the Employment Ordinance. If the Company terminates your employment without Cause at any time during the period (“Employment Guarantee Period”) commencing from the date of listing (the “Listing”) of Sibo Holding Limited’s ordinary shares on The Nasdaq Capital Market up to the date immediately prior to the first anniversary of the Listing, in addition to the remunerations which you would be entitled to receive up to termination, you will also be entitled to receive such remunerations which you would have been entitled to as if your employment had continued up to the expiry of the Employment Guarantee Period.

2.	The Parties hereby agree to replace the first paragraph of the section headed “Draw” of the Agreement in its entirety and as amended by the Amendment Letters by the following:

Draw

You will be paid, as an advance against the receipt of commission compensation (“Transaction Compensation”) a minimum rate of basic draw of HK$ 390,000 per annum (the “Draw”), less any amounts that are required to be deducted by law, payable monthly in arrears in accordance with the Company’s payroll and compensation policies and practices in effect and as may be amended in the sole discretion of the Company from time to time. The Company may review your Draw from time to time and at any time. Any Transaction Compensation will be determined and paid in accordance with the Company’s payroll and compensation policies and practices in effect and as may be amended in the sole discretion of the Company from time to time.

In addition, with effect from 1 January 2026, after the end of each financial year of Sibo during which you are employed by the Company: (i) if you remain in employment with the Company up to the end of the financial year, you will be paid 20% of Sibo’s audited net profit before tax for that financial year (“Annual Shared Profit”); and (ii) if your employment is terminated during the financial year, you will be paid a pro-rated amount of the Annual Shared Profit, i.e. a sum which bears the same proportion to the Annual Shared Profit as your period of employment during that financial year bears to the full length of the financial year. This additional compensation is calculated on a year-to-year basis and to be paid within 60 days of the end of the year under (i) or the termination of employment under (ii). For avoidance of doubt, you will not be entitled to any Annual Shared Profit in respect of the financial year ended 31 December 2025 or any financial years prior thereto.

3.	Unless expressly modified herein, all other terms of the Agreement will remain in full force and effect. In the event of any conflict or inconsistency between the terms of this Addendum and the terms of the Agreement or the Amendment Letters, the terms of this Addendum shall prevail and control.

COUNTERPARTS

4.	This Deed may be executed in any number of counterparts. Each counterpart shall constitute an original of this Deed but all the counterparts together shall constitute but one and the same instrument.

GOVERNING LAW

5.	This Deed shall be governed by and construed in accordance with the laws of Hong Kong and the Parties agree to submit to the exclusive jurisdiction of the courts of Hong Kong in respect of all matters relating to this Deed.

This Deed has been executed as a deed and is delivered and takes effect on the date first above written.

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IN WITNESS WHEREOF this Deed has been executed and delivered as a deed by the Parties on the date first above written.

Employee

SIGNED, SEALED AND DELIVERED	)
AS A DEED by	)
Water CHEUNG Chung Wing	)	/s/ Water CHEUNG Chung Wing
in the presence of:	)

/s/ Brian Leung
Signature of Witness

Name: Brian Leung

Address:

Title: Head of Legal & Compliance

IN WITNESS WHEREOF this Deed has been executed and delivered as a deed by the Parties on the date first above written.

Company

SIGNED, SEALED AND DELIVERED	)
AS A DEED	)
for and on behalf of	)
StormHarbour Securities (Hong Kong) Limited	)	/s/ StormHarbour Securities (Hong Kong) Limited
acting by its duly authorized director or signatory	)
in the presence of:	)

/s/ Brian Leung
Signature of Witness

Name: Brian Leung

Address:

Title: Head of Legal & Compliance

IN WITNESS WHEREOF this Deed has been executed and delivered as a deed by the Parties on the date first above written.

Company

SIGNED, SEALED AND DELIVERED	)
AS A DEED	)
for and on behalf of	)
Sibo Holding Limited	)	/s/ Sibo Holding Limited
acting by its duly authorized director or signatory	)
in the presence of:	)

/s/ Brian Leung
Signature of Witness

Name: Brian Leung

Address:

Title: Head of Legal & Compliance

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